UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 4, 2012

LIBERTY MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35294	20-8988475
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On September 4, 2012 and September 6, 2012, Starz, LLC, a wholly owned subsidiary of Liberty Media Corporation, along with a co-issuer subsidiary of Starz, LLC, (collectively the “Co-Issuers”) announced the proposed offering and pricing, respectively, of $500 million principal amount of new 5% Senior Notes due 2019 at par (the “Notes”) pursuant to an exemption under the Securities Act of 1933, as amended. The Notes will be senior obligations of the Co-Issuers and will rank pari passu in right of payment with all of the existing and future senior debt of the Co-Issuers. The net proceeds from the offering will be used for general corporate purposes, which will include repayment of indebtedness under Starz' existing senior secured credit facility. The offering is expected to close on or about September 13, 2012, subject to customary closing conditions.
This Current Report on Form 8-K and the press releases regarding the Starz debt offering and pricing attached hereto as Exhibits 99.1 and 99.2, respectively, are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of Regulation FD and shall not be deemed "filed" for any purpose.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Name

99.1	Press Release dated September 4, 2012
99.2	Press Release dated September 6, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2012

LIBERTY MEDIA CORPORATION

By:     /s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated September 4, 2012
99.2	Press Release dated September 6, 2012